Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of June 16, 2026 (the “First Amendment Effective Date”), by and among (i) ESSENTIAL UTILITIES, INC., a Pennsylvania corporation  (the “Company”), (ii) the several banks and other financial institutions or entities parties on the date hereof to the Existing Credit Agreement (as defined below) (each a “Lender” and, collectively, the “Lenders”), and (iii) PNC BANK, NATIONAL ASSOCIATION in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A. The Company, the Administrative Agent and the Lenders are parties to a  Credit Agreement, dated as of December 14, 2022 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, supplemented, modified or restated from time to time, the “Amended Credit Agreement”), pursuant to which the Lenders have made available to the Company a revolving credit facility in an aggregate amount of $1,000,000,000 (the “Facility”).

B. The Company,  the Administrative Agent and the Lenders desire to extend the Initial Maturity Date and make certain other amendments to the Existing Credit Agreement on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.
2. Amendments to Existing Credit Agreement. Effective on the First Amendment Effective Date, the Existing Credit Agreement shall be amended as follows:
(a) The definition of term “Initial Maturity Date” in Section 1.01 of the Existing Credit Agreement shall be amended and restated to read in full as follows:

“Initial Maturity Date” means December 14, 2028.

(b) The defined terms “KPI 2”, “KPI 2 Applicable Rate Adjustment Amount”, “KPI 2 Baseline”, “KPI 2 Commitment Fee Adjustment Amount” and “KPI 2 Target B”, and each reference to such terms, shall be deleted from the Existing Credit Agreement.  For the sake of clarity, under the Amended Credit Agreement, the Applicable Rate for Loans shall only be adjusted for the KPI 1 Applicable Rate Adjustment Amount (and not the KPI 2 Applicable Rate Adjustment Amount),  the Applicable Rate for Commitment Fees shall only be adjusted for the

KPI 1 Commitment Fee Adjustment Amount (and not for the KPI 2 Commitment Fee Adjustment Amount), and the Sustainability Certificate shall only measure, verify, calculate and certify KPI 1 (and not KPI 2).

3. Company’s Ratification.  The Company agrees that it has no defenses, set-offs, counterclaims or challenges against the Lenders or the Administrative Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  The Company hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Immediately before giving effect to this Agreement, the representations and warranties of the Company set forth in the Existing Credit Agreement, and immediately after giving effect to this Agreement, the representations and warranties of the Company set forth in the Amended Credit Agreement and the other Loan Documents, are in each case true and correct in all material respects (it being understood that the materiality qualifier shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) as of the First Amendment Effective Date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (or all respects, as applicable) on and as of the specific dates or times referred to therein);

(b) Immediately before giving effect to this Agreement, there exists no Default or Event of Default under the Existing Credit Agreement, and immediately after giving effect to this Agreement, there exists no Default or Event of Default under the Amended Credit Agreement;

(c) This Agreement has been duly authorized, executed and delivered by the Company and each of this Agreement and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; and

(d) No consent, approval or authorization of, filing, registration or recording with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or performance by the Company of the Amended Credit Agreement (except for those which have been obtained on or prior to the date hereof).

All of the above representations and warranties shall survive the making of this Agreement.

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5. Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Administrative Agent and its counsel, of the following conditions precedent on or before the First Amendment Effective Date:

(a) The Administrative Agent shall have received the following, all of which shall be in form and substance satisfactory to the Administrative Agent and shall be duly completed and executed by the Company,  the Administrative Agent and the Lenders, as applicable:

(i)	This Agreement;
(ii)	Copies, certified by an officer of the Company, of resolutions of the board of directors of the Company in effect on the date hereof authorizing the transactions contemplated hereby;
(iii)

Copies, certified by an officer of the Company, of the articles of incorporation and bylaws of the Company as in effect on the First Amendment Effective Date, or a certificate stating that there have been no changes to any such documents since the most recent date true and correct copies thereof were delivered to the Administrative Agent;

(i)	A written certificate dated the First Amendment Effective Date by an officer of the Company certifying no Default or Event of Default exists;
(ii)	A subsistence certificate for the Company in the state of its incorporation dated as of a recent date; and
(iv)

If the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an executed Beneficial Ownership Certification in relation to the Company and, in any case, such other documentation and other information requested by the Administrative Agent and the Lenders in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(c) The Administrative Agent shall have received such fees as shall have been agreed.

(d) The Administrative Agent shall have received, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, reimbursement of all reasonable and documented fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Company hereunder.

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All of the foregoing fees shall be in all respects, fully earned, due and payable on the First Amendment Effective Date and non-refundable and non-creditable thereafter.

6. Integration.  This Agreement, together with the Existing Credit Agreement and the other Loan Documents, constitutes the sole agreement of the parties hereto with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto.  From and after the First Amendment Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the Credit Agreement or the other Loan Documents modified hereby shall be deemed to be references to the Amended Credit Agreement and such other Loan Documents as modified hereby.  This Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

7. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Miscellaneous.

(a) The Company agrees to pay all of the Administrative Agent’s reasonable and documented out‑of‑pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and expenses of counsel to the Administrative Agent.

(b) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Administrative Agent and the Lenders in connection therewith shall remain unaltered and in full force and effect except as expressly modified or amended hereby.  To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(d) In consideration of the Administrative Agent’s and the Lenders’ agreement to amend the existing revolving credit facility on the terms hereof, the Company hereby waives and releases the Administrative Agent and the Lenders and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

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(e) This Agreement shall be governed by and construed according to the laws of the State of New York.
(f) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.
(g) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h) This Agreement may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ESSENTIAL UTILITIES, INC. By: /s/ Daniel J. Schuller Name: Daniel J. Schuller Title: Executive Vice President and CFO

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LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, a Swingline Lender, a Lender and an Issuing Bank, By: /s/ Meredith L. Jermann Name: Meredith L. Jermann Title: Vice President

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/s/
CoBANK, ACB, as Lender: by /s/ Jared Greene Name: Jared Greene Title: Assistant Corporate Secretary

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/s
BANK OF AMERICA, N.A., as Lender: by /s/ Richard R. Powell Name: Richard R. Powell Title: Senior Vice President

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ROYAL BANK OF CANADA, as Lender: by /s/ Meg Donnelly Name: Meg Donnelly Title: Authorized Signatory

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/s/
THE HUNTINGTON NATIONAL BANK, as Lender: by /s/ Ryan T. Hamilton Name: Ryan T. Hamilton Title: Senior Vice President

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ARCLAYS BANK PLC, as Lender:
BARCLAYS BANK PLC, as Lender: by /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director

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CITIZENS BANK, N.A., as Lender: by /s/ Walter Pickell Name: Walter Pickell Title: Managing Director

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THE TORONTO-DOMINION BANK, as Lender: by /s/ Betty Chang Name: Betty Chang Title: Authorized Signatory

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WELLS FARGO BANK, N.A., as Lender: by /s/ Mylissa Bringgold Name: Mylissa Bringgold Title: Vice President

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